3: EXHIBIT 99

EXHIBIT 99.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350, as adopted), Linda H. Masterson, Chief Executive Officer of LifePoint, Inc. (the "Company"), and Michele A. Clark, Chief Accounting Officer of the Company, each hereby certify that, to the best of their knowledge:

  The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 13th, day of November, 2002.

/s/ Linda H. Masterson

Linda H. Masterson

Chief Executive Officer

/s/ Michele A. Clark

Michele A. Clark

Chief Accounting Officer